Exhibit 99.1

NEWS RELEASE

ALTUS MIDSTREAM ANNOUNCES FIRST-QUARTER 2019 RESULTS

HOUSTON, May 1, 2019 – Altus Midstream Company (NASDAQ: ALTM) today announced its results for the three-month period ending March 31, 2019.

First-quarter 2019 net income attributable to Class A common shareholders was $1.1 million. Gathering and processing volumes for the period averaged 564 million cubic feet per day, approximately 53 percent of which was rich gas. Adjusted EBITDA for the first quarter of 2019 was $12.1 million.

Capital investments in midstream infrastructure during the quarter were $258 million, which includes $118 million for the exercise of the EPIC crude oil pipeline option in February and continued capital calls for Altus’ ownership in Gulf Coast Express, $105 million primarily for gathering and processing infrastructure and $35 million attributable to a finance lease obligation related to power generators at the Diamond cryo complex.

CEO Comment

“Altus delivered a strong quarter to start the year with increasing gathering and processing volumes, revenues and Adjusted EBITDA. We continued to expand our infrastructure at Alpine High and diversify our portfolio by exercising the EPIC crude oil pipeline option in February. We also plan to exercise our equity options to participate in Kinder Morgan’s Permian Highway natural gas pipeline and Enterprise Product Partners’ Shin Oak NGL pipeline later this year,” said Clay Bretches, Altus Midstream CEO and president.

“At Alpine High, cryo units one and two are expected to be in service in May and July, respectively. Our high-quality G&P assets, underpinned by the deep drilling inventory at Alpine High, combined with our JV pipeline ownership and options provide us with a diverse, long-term revenue stream. We believe with just our current asset base, Altus is capable of growing for many years, and we look forward to generating substantial free cash flow in 2021 and establishing an attractive dividend payout,” Bretches added.

ALTUS MIDSTREAM ANNOUNCES FIRST-QUARTER 2019 RESULTS

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Infrastructure Update

The first of Altus’ three new cryogenic processing plants reached mechanical completion last month, and the company anticipates that the plant will be in service in the next few weeks. Cryo unit two is expected to be commissioned in June and fully operational in July, and unit three is on schedule for startup in the fourth quarter of this year. By year-end 2019, Altus will have 600 million cubic feet per day in nameplate processing capacity from all three plants.

Bretches continued, “These new cryo facilities will improve our operating costs with greater efficiency and reliability. They will also enable higher and more flexible ethane and propane recoveries than the more common processing technology used today in West Texas, providing competitive advantages as we market services to third parties.

“Our joint venture pipelines and options are progressing well. Kinder Morgan recently reiterated October 2019 and October 2020 as the respective in-service dates for the Gulf Coast Express (GCX) and Permian Highway natural gas pipelines. Enterprise’s Shin Oak NGL main line is now in service, and, according to recent disclosures from Enterprise, the pipeline was effectively full on day one. The lateral connecting the Shin Oak NGL line to Waha is expected to be completed by the end of this quarter, at which time Altus will have a 60-day window to exercise its equity option. Permanent service on the EPIC crude oil pipeline is expected in January 2020, with interim service delivering crude on the converted EPIC NGL line expected to commence during the third quarter of 2019.”

CFO Comment

“Our high-quality G&P assets at Alpine High and JV pipelines are very financeable and are attracting substantial investor interest,” said Ben Rodgers, Altus Midstream chief financial officer. “We have been very focused on our financing efforts and are confident in a positive near-term outcome.

“Apache announced last month that it has chosen to defer gas volumes at Alpine High in response to recent pricing weakness at the Waha Hub.

“We expect a large portion of Apache’s rich gas deferrals to return to production with the startup of our first cryo facility in May. Apache is demonstrating strong support, which includes assistance to reduce Altus’ overhead and shared costs.

ALTUS MIDSTREAM ANNOUNCES FIRST-QUARTER 2019 RESULTS

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“As a result of the temporary deferral of Alpine High gas production, we are revising our gathered volume guidance this year to 500 – 550 MMcf/d, of which approximately 65 percent is expected to be rich gas. Our 2019 Adjusted EBITDA and capital guidance is unchanged, and we look forward to executing on our financing efforts in the near future.”

Conference Call

Altus will host its first-quarter 2019 results conference call Thursday, May 2, 2019, at 1 p.m. Central time. The conference call will be webcast from Altus’ website at www.altusmidstream.com/investors, and the webcast replay will be archived there as well. The conference call will also be available for playback by telephone for one week beginning May 2 at approximately 6 p.m. Central time. To access the telephone playback, dial (855) 859-2056 or (404) 537-3406 for international calls. The conference access code is 1989173.

About Altus Midstream Company

Altus Midstream Company is a pure-play, Permian to Gulf Coast midstream C-corporation. Through its consolidated subsidiaries, Altus owns substantially all of the gas gathering, processing and transportation assets servicing Apache Corporation’s production in the Alpine High play in the Delaware Basin and owns, or has the option to own, joint venture equity interests in five Permian Basin pipelines, four of which go to various points along the Texas Gulf Coast. Altus posts announcements, operational updates, investor information and press releases on its website, www.altusmidstream.com.

Additional information

Free cash flow as referenced in this news release is defined as Adjusted EBITDA less capital expenditures. Additional information follows, including a reconciliation of Adjusted EBITDA and Capital Investments (non-GAAP financial measures) to the GAAP measures.

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Non-GAAP financial measures

Altus’ financial information includes information prepared in conformity with generally accepted accounting principles (GAAP) as well as non-GAAP financial information. It is management’s intent to provide non-GAAP financial information to enhance understanding of our consolidated financial information as prepared in accordance with GAAP. Adjusted EBITDA and Capital Investments are non-GAAP measures. This non-GAAP information should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP. Each non-GAAP financial measure is presented along with the corresponding GAAP measure so as not to imply that more emphasis should be placed on the non-GAAP measure.

Forward-looking statements

This news release includes certain statements that may constitute “forward-looking statements” for purposes of the federal securities laws. Forward-looking statements include, but are not limited to, statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “seeks,” “possible,” “potential,” “predict,” “project,” “guidance,” “outlook,” “should,” “would,” “will,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These statements include, but are not limited to, statements about future plans, expectations, and objectives for Altus Midstream’s and Apache’s operations, including statements about our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans, and objectives of management. While forward-looking statements are based on assumptions and analyses made by us that we believe to be reasonable under the circumstances, whether actual results and developments will meet our expectations and predictions depend on a number of risks and uncertainties which could cause our actual results, performance, and financial condition to differ materially from our expectations. See “Risk Factors” in our Annual Report Form 10-K for the fiscal year ended December 31, 2018 filed with the Securities and Exchange Commission for a discussion of risk factors that affect our business. Any forward-looking statement made by us in this news release speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future development or otherwise, except as may be required by law.

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Contacts

Media:        (713) 296-7276 Phil West

Investors:    (281) 302-2286 Gary Clark

Website:      www.altusmidstream.com

Click here for the full release with quarterly financial statements.

-end-

ALTUS MIDSTREAM COMPANY

STATEMENT OF CONSOLIDATED OPERATIONS

(Unaudited)

(In thousands)

For the Quarter
Ended March 31,
2019
REVENUES:
Midstream services revenue - affiliate	$33,847

Total revenues	33,847

COSTS AND EXPENSES:
Operations and maintenance	16,399
General and administrative	2,991
Depreciation and accretion	7,651
Taxes other than income	2,575

Total costs and expenses	29,616

OPERATING INCOME	4,231
Interest income	2,161
Income from equity method interests	270

Total other income	2,431
Financing costs, net of capitalized interest	508

NET INCOME BEFORE INCOME TAXES	6,154
Deferred income tax expense	426

NET INCOME INCLUDING NONCONTROLLING INTEREST	5,728
Net income attributable to noncontrolling interest	4,628

NET INCOME ATTRIBUTABLE TO CLASS A COMMON SHAREHOLDERS	$1,100

ALTUS MIDSTREAM COMPANY

SUPPLEMENTAL FINANCIAL INFORMATION AND OPERATING STATISTICS

(Unaudited)

(In thousands)

SUMMARY CASH FLOW INFORMATION

For the Quarter
Ended March 31,
2019
Net cash provided by operating activities	$10,054
Net cash used in investing activities	(282,551)

SUMMARY BALANCE SHEET INFORMATION

March 31,
2019
Cash and cash equivalents	$177,438
Other current assets	48,604
Property, plant and equipment, net	1,359,733
Equity method interests	209,403
Other assets	72,830

Total assets	$1,868,008

Current liabilities	$101,046
Deferred credits and other noncurrent liabilities	34,448
Redeemable noncontrolling interest	1,504,500
Shareholders’ equity	228,014

Total liabilities, noncontrolling interest, and shareholders’ equity	$1,868,008

Common shares outstanding at the end of the period:
Class A Common Stock, $0.0001 par value	74,929
Class C Common Stock, $0.0001 par value	250,000

SUMMARY OPERATING STATISTICS

For the Quarter
Ended March 31,
2019
Throughput for natural gas assets (MMcf/d)
Rich wellhead gas	300
Lean wellhead gas	264

Total throughput	564

ALTUS MIDSTREAM COMPANY

NON-GAAP FINANCIAL MEASURES

(In thousands)

Reconciliation of net income including noncontrolling interest to Adjusted EBITDA

We define Adjusted EBITDA as net income (loss) including noncontrolling interest before financing costs (net of capitalized interest), interest income, income taxes, depreciation, and accretion and adjust such items, as applicable, from income from our equity method interests. We also exclude (when applicable) impairments and other items affecting comparability of results to peers. Our management believes Adjusted EBITDA is useful for evaluating our operating performance and comparing results of our operations from period-to-period and against peers without regard to financing or capital structure. Adjusted EBITDA should not be considered as an alternative to, or more meaningful than, net income (loss) including noncontrolling interest or any other measure determined in accordance with GAAP or as an indicator of our operating performance or liquidity. Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing our financial performance, such as our cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are components of Adjusted EBITDA. The presentation of Adjusted EBITDA should not be construed as an inference that our results will be unaffected by unusual or non-recurring items. Additionally, our computation of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies.

The GAAP measure used by the Company that is most directly comparable to Adjusted EBITDA is net income (loss) including noncontrolling interest. Adjusted EBITDA should not be considered as an alternative to the GAAP measure of net income (loss) including noncontrolling interest or any other measure of financial performance presented in accordance with GAAP. Adjusted EBITDA has important limitations as an analytical tool because it excludes some, but not all, items that affect net income (loss) including noncontrolling interest. Adjusted EBITDA should not be considered in isolation or as a substitute for analysis of the Company’s results as reported under GAAP. Our definitions of Adjusted EBITDA may not be comparable to similarly titled measures of other companies in our industry, thereby diminishing its utility.

Our management compensates for the limitations of Adjusted EBITDA as an analytical tool, by reviewing the comparable GAAP measure, understanding the differences between Adjusted EBITDA as compared to net income (loss) including noncontrolling interest and incorporating this knowledge into its decision-making processes. Our management believes that investors benefit from having access to the same financial measures that the Company uses in evaluating operating results.

For the Quarter
Ended March 31,
2019
Net income including noncontrolling interest	$5,728
Add:
Financing costs, net of capitalized interest	508
Deferred income tax expense	426
Depreciation and accretion	7,651
Equity method interests Adjusted EBITDA	227
Less:
Interest income	2,161
Income from equity method interests	270

Adjusted EBITDA (Non-GAAP)	$12,109

Reconciliation of costs incurred in midstream activity to capital investments

Management believes the presentation of capital investments is useful for investors to assess Altus’ expenditures related to our midstream capital activity. We define capital investments as costs incurred in midstream activities (including our proportionate share of capital in relation to equity method interests), adjusted to exclude asset retirement obligations revisions and liabilities incurred, while including amounts paid during the period for abandonment and decommissioning expenditures. Management believes this provides a more accurate reflection of Altus’ cash expenditures related to midstream capital activity and is consistent with how we plan our capital budget.

For the Quarter
Ended March 31,
2019
Costs incurred in midstream activity
Property, plant and equipment, gross	$140,124
Equity method interest	118,033

$258,157

Reconciliation of costs incurred to midstream capital investment:
Asset retirement obligations incurred and revisions	$(483)
Asset retirement obligations settled	—

Total capital investments	$257,674